As Filed with the Securities and Exchange Commission on January 14, 2005

Registration No. 333-

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-3

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

Caraustar Industries, Inc.*

(Exact Name of Registrant as Specified in Its Charter)

North Carolina	58-1388387
(State or Other Jurisdiction of Incorporation or Organization)	(IRS Employer Identification No.)

5000 Austell Powder Springs Road, Suite 300

Austell, Georgia 30106

(770) 948-3101

(Address, Including Zip Code, and Telephone Number, Including Area Code, of Registrant’s Principal Executive Offices)

*See Table of Additional Registrants below

Ronald J. Domanico

Vice President and Chief Financial Officer

5000 Austell Powder Springs Road, Suite 300

Austell, Georgia 30106

(770) 948-3101

(Name, Address, Including Zip Code, and Telephone Number, Including Area Code, of Agent For Service)

Copies to:

Patrick S. Bryant

Robinson, Bradshaw & Hinson, P.A.

101 North Tryon Street

Suite 1900

Charlotte, North Carolina 28246

(704) 377-8366

Approximate date of commencement of proposed sale to the public: From time to time after this Registration Statement becomes effective.

If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.  ☐

If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box.  ☒

If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box.  ☐

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be Registered		Proposed Maximum Offering Price Per Unit(1)		Proposed Maximum Aggregate Offering Price(1)		Amount of Registration Fee
Registrant Securities:
Common Stock, $0.10 par value(2)
Preferred Stock, $0.10 par value
Depositary Shares	N/A	(3)	N/A	(3)	$325,000,000.00	(4)	$38,253.00	(5)
Debt Securities
Warrants
Guarantees of the Debt Securities(6)

(1)	Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(o) under the Securities Act.
(2)	Each share of Common Stock that may be issued by the registrant includes one attached preferred stock purchase right under the Amended and Restated Rights Agreement, dated as of May 24, 1999, between the registrant and its Rights Agent.
(3)	Not applicable pursuant to Form S-3 General Instruction II(D).
(4)	There is being registered hereunder an indeterminate number of shares of common stock and preferred stock, depositary shares, debt securities and warrants that may be issued by the registrant at various times and at indeterminate prices, with a total offering price not to exceed $325,000,000. Pursuant to Rule 416 under the Securities Act, the shares being registered hereunder include such indeterminate number of shares of common stock and preferred stock as may be issuable by the registrant with respect to the shares being registered hereunder as a result of stock splits, stock dividends or similar transactions. Pursuant to Rule 457(i) under the Securities Act, the shares being registered hereunder include such indeterminate number of shares of common stock and preferred stock as may be issuable by the registrant upon conversion or exchange of any preferred stock, depositary shares, warrants or debt securities issued under this registration statement. There is being registered hereunder an indeterminable number of depositary shares of the registrant as may be sold from time to time by the registrant. Such depositary shares will be evidenced by depositary receipts issued pursuant to a deposit agreement. Pursuant to Rule 457(i) under the Securities Act, the depositary shares being registered hereunder include such indeterminate number of depositary shares as may be issuable by the registrant upon conversion or exchange of any preferred stock, depositary shares, warrants or debt securities issued by the registrant under this registration statement. There is being registered hereunder an indeterminable principal amount of debt securities of the registrant as may be sold from time to time by the registrant. If any debt securities are issued at an original issue discount, then the offering shall be in such greater principal amount at maturity as shall result in a maximum aggregate offering price not to exceed $325,000,000. Pursuant to Rule 457(i) under the Securities Act, the debt securities being registered hereunder include such indeterminate principal amount of debt securities as may be issuable by the registrant upon conversion or exchange of any warrants issued under this registration statement. There is being registered hereunder an indeterminate number of warrants to purchase common stock, preferred stock, depositary shares or debt securities of one or more series. Pursuant to Rule 457(i) under the Securities Act, the warrants being registered hereunder include such indeterminate number of warrants as may be issuable by the registrant upon conversion or exchange of any preferred stock or debt securities issued by the registrant under this registration statement. In no event will the aggregate offering price of all securities issued by the registrant from time to time pursuant to this registration statement exceed $325,000,000, excluding accrued interest, if any, on any debt securities issued under this registration statement. The securities registered by the registrant hereunder may be sold separately or with other securities registered hereunder.
(5)	Calculated pursuant to Rule 457(o) under the Securities Act.
(6)	Includes an indeterminate number of guarantees issued by one or more subsidiaries of Caraustar in connection with the debt securities offered by any prospectus supplement. Pursuant to Rule 457(n) under the Securities Act, no separate fee is payable with respect to the guarantees.

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until this registration statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

TABLE OF ADDITIONAL REGISTRANTS

The following direct or indirect subsidiaries of Caraustar Industries, Inc. are co-registrants under this registration statement for the purpose of providing guarantees, if any are required, of payments on debt securities registered hereunder.

Exact name of registrant as specified in its charter; address, including zip code, and telephone number, including area code, of principal executive offices	State or other jurisdiction of incorporation or organization	Primary Standard Industrial Classification Code Number	I.R.S. Employer Identification Number
Austell Holding Company, LLC 5000 Austell Powder Springs Road, Ste. 300 Austell, Georgia 30106 (770) 948-3101	Georgia	6719	58-2592463

Camden Paperboard Corporation 5000 Austell Powder Springs Road, Ste. 300 Austell, Georgia 30106 (770) 948-3101	New Jersey	2631	22-2906400

Caraustar, G.P. (a general partnership) 2031 Carolina Place Fort Mill, South Carolina 29708 (803) 548-5100	South Carolina	6719	58-1388387

Caraustar Custom Packaging Group, Inc. 5000 Austell Powder Springs Road, Ste. 300 Austell, Georgia 30106 (770) 948-3101	Delaware	2657	58-2467838

Caraustar Custom Packaging Group (Maryland), Inc. 5000 Austell Powder Springs Road, Ste. 300 Austell, Georgia 30106 (770) 948-3101	Maryland	2657	52-0269940

Caraustar Industrial and Consumer Products Group, Inc. 2031 Carolina Place Fort Mill, South Carolina 29708 (803) 548-5100	Delaware	2655	34-1662420

Caraustar Mill Group, Inc. 5000 Austell Powder Springs Road, Ste. 300 Austell, Georgia 30106 (770) 948-3101	Ohio	2655	58-2260608

Caraustar Recovered Fiber Group, Inc. 531 Roselane Street, NW Suite 650 Marietta, Georgia 30060 (770) 745-3760	Delaware	7389	52-2207418

Chicago Paperboard Corporation 555 North Tripp Avenue Chicago, Illinois 60624 (773) 722-0555	Illinois	2631	36-3307876

Federal Transport, Inc. 702 E. Main Street Saint Paris, Ohio 43072 (937) 663-4142	Ohio	4213	23-2187126

Gypsum MGC, Inc 5000 Austell Powder Springs Road, Ste. 300 Austell, Georgia 30106 (770) 948-3101	Delaware	3275	58-2592488

Halifax Paper Board Company, Inc. 440 Hwy. 48 North Roanoke Rapids, North Carolina 27870 (252) 537-4127	North Carolina	2631	62-1778263

McQueeney Gypsum Company 5000 Austell Powder Springs Road, Ste. 300 Austell, Georgia 30106 (770) 948-3101	Delaware	3275	76-0177025

McQueeny Gypsum Company, LLC 5000 Austell Powder Springs Road, Ste. 300 Austell, Georgia 30106 (770) 948-3101	Delaware	3275	58-2592489

Paragon Plastics, Inc. 945 Rice Avenue Extension Union, South Carolina 29379 (864) 427-0371	South Carolina	3089	57-0773729

PBL Inc. 2585 E. 200 North Cayuga, Indiana 47928-8153 (765) 492-3341	Delaware	2631	58-2475016

RECCMG, LLC 5000 Austell Powder Springs Road, Ste. 300 Austell, Georgia 30106 (770) 948-3101	Georgia	6719	04-3726864

Sprague Paperboard, Inc. 130 Inland Road Versailles, Connecticut 06383 (860) 823-3600	Connecticut	2631	06-1544472

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell securities, and it is not soliciting an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.

Subject to Completion, Dated                     , 2005

PROSPECTUS

$325,000,000

Caraustar Industries, Inc.

COMMON STOCK

PREFERRED STOCK

DEPOSITARY SHARES

DEBT SECURITIES

WARRANTS

This prospectus provides you with a general description of the following securities that we may offer from time to time:

•	common stock;

•	preferred stock;

•	depositary shares;

•	debt securities, consisting of senior debt securities and subordinated debt securities; and

•	warrants to purchase our common stock, preferred stock, depositary shares or debt securities.

The aggregate public offering price of these securities will not exceed $325,000,000.

Each time we offer securities by this prospectus, we will provide a prospectus supplement that will contain specific information about the terms of the offering and that may add to or update the information in this prospectus. You should read this prospectus and the applicable prospectus supplement carefully before you invest.

We may offer the securities in amounts, at prices and on terms determined by market conditions at the time of the offering. We may sell securities through agents we select or through underwriters and dealers we select. We also may sell securities directly to investors. If we use agents, underwriters or dealers to sell the securities, we will name them and describe their compensation in a prospectus supplement.

Our common stock is quoted on the NASDAQ National Market under the trading symbol “CSAR.” The applicable prospectus supplement will contain information, where applicable, as to any other listing on the NASDAQ National Market or any securities exchange of the securities covered by the prospectus supplement.

An investment in our securities involves risks. You should carefully consider the information set forth in “ Risk Factors” contained on page 3 of this prospectus, in the applicable prospectus supplement and any information incorporated by reference in this prospectus before investing in any securities that may be offered.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

This prospectus is dated                     , 2005.

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement that we, Caraustar Industries, Inc., filed with the SEC using a “shelf” registration process. Under this shelf registration process, we may sell any combination of the following securities:

•	common stock,

•	preferred stock,

•	depositary shares,

•	debt securities, and

•	warrants,

in one or more offerings up to a total dollar amount of $325,000,000. This prospectus provides you with a general description of the securities we may offer. Each time we sell securities, we will provide a prospectus supplement that contains specific information about the terms of the securities offered. Each prospectus supplement may also add to, update or change the information contained or incorporated by reference in this prospectus. You should read both this prospectus and the applicable prospectus supplement, together with the information described under the heading “Where You Can Find More Information” directly below.

In addition, we have filed with the SEC as exhibits to the registration statement a number of the documents and agreements that we refer to or summarize in this prospectus. Any statement we make in this prospectus or any prospectus supplement concerning the contents of any contract, agreement or other document is only a summary of the actual document. Each statement regarding a contract, agreement or other document is qualified in its entirety by reference to the actual document. Before you invest in any of our securities, you should read the relevant documents and agreements. You may obtain a copy of any document summarized in this prospectus or any prospectus supplement at no cost by writing to or telephoning us at the address and telephone number given below under “Where You Can Find More Information.”

Unless otherwise specified, references to “Caraustar,” “we,” “us” or “our” refer to Caraustar Industries, Inc. and, where the context requires, Caraustar Industries, Inc. and its subsidiaries collectively.

You should rely only on the information contained or incorporated by reference in this prospectus or any prospectus supplement. We have not authorized anyone to provide you with different information. If anyone does give you different information, you should not rely on it. If you are in a jurisdiction where offers to sell or solicitations of offers to buy any of the securities described in this prospectus or in any prospectus supplement are unlawful, or if you are a person to whom it is unlawful to direct these types of activities, then the offer presented in this prospectus does not extend to you. You should not assume that the information in this prospectus is accurate as of any date, or that the information in any prospectus supplement is accurate as of any date, other than the date on the front of this prospectus or the prospectus supplement, respectively. There may have been changes in our affairs since the date of this prospectus or any prospectus supplement. You should also not assume that any information we have incorporated by reference is accurate as of any date other than the date of the document incorporated by reference.

WHERE YOU CAN FIND MORE INFORMATION

We have filed a registration statement on Form S-3 to register with the SEC the securities we may offer by this prospectus. This prospectus is part of that registration statement. As SEC rules allow, this prospectus does not contain all of the information you can find in our registration statement or the exhibits or schedules to the registration statement.

We file annual, quarterly and current reports, proxy statements and other information with the SEC. Our SEC filings are available to the public over the Internet from commercial document retrieval services, at the SEC’s worldwide web site at http://www.sec.gov and at our worldwide web site at http://www.caraustar.com via hyperlink to a third party database of documents filed electronically with the SEC. However, we do not intend for information contained on our website to be part of this prospectus. You may also read and copy any document we file with the SEC at the SEC’s public reference room located at 450 Fifth Street, N.W., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the public reference room and the SEC’s copy charges.

The SEC allows us to “incorporate by reference” information we file with them in this prospectus. This means that we can disclose important information to you by referring you to documents we have filed separately with the SEC. The information incorporated by reference is considered to be a part of this prospectus, and information in certain documents that we file later with the SEC will automatically update and supersede information contained in documents filed earlier with the SEC or contained in this prospectus or any prospectus supplement.

This prospectus incorporates by reference the documents listed below that we have previously filed with the SEC. These documents contain important business and financial information about us that is not included in or delivered with this prospectus.

•	Our Annual Report on Form 10-K for the year ended December 31, 2003, as amended by Form 10-K/A filed with the SEC on January 14, 2005;

•	Our Quarterly Reports on Form 10-Q for the quarters ended March 31, 2004, June 30, 2004 and September 30, 2004;

•	Our Current Reports on Form 8-K filed with the SEC on October 20, 2004, December 7, 2004 and January 6, 2005; and

•	The description of our common stock set forth in our registration statement on Form 8-A, filed with the SEC on September 17, 1992, and any amendment or report filed for the purpose of updating that description.

This prospectus also incorporates by reference any future filings that we may make with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934 prior to the sale of all the securities covered by this prospectus or, if earlier, the termination of these offerings. These documents include periodic reports, such as Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K, as well as proxy statements.

You may request a copy of the documents we have incorporated by reference, at no cost to you, by writing or telephoning us at the following address:

Caraustar Industries, Inc.

P.O. Box 115

Austell, GA 30168-0115

Attention: Investor Relations

(770) 745-3779

Unless we specifically state otherwise, none of the information furnished under Item 9 or Item 12 in our Current Reports on Form 8-K filed before August 23, 2004 or under Item 2.02 or Item 7.01 in our Current Reports filed on or after August 23, 2004 is, or will be, incorporated by reference in this prospectus.

RISK FACTORS

Investment in our securities involves a high degree of risk. Before making an investment decision, you should carefully consider any risks described in the applicable prospectus supplement, together with all of the other information appearing in this prospectus or incorporated by reference into this prospectus and any applicable prospectus supplement, in light of your particular investment objectives and financial circumstances. Specific risks you should consider include, but are not limited to, the information described under the section entitled “Risk Factors” in our most recent Annual Report on Form 10-K, which is incorporated by reference into this prospectus, as such information may be amended, supplemented or superseded by any subsequent information we include in this prospectus, any prospectus supplement or any of our subsequent SEC reports. As described below under “Forward-Looking Statements,” this prospectus and the incorporated documents also contain forward-looking statements that involve risks and uncertainties. Our actual results could differ materially from those anticipated in these forward-looking statements as a result of certain factors, including the risks mentioned above.

FORWARD-LOOKING STATEMENTS

This prospectus, any prospectus supplement, and the documents incorporated by reference herein include forward-looking statements within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act. Forward-looking statements are those that predict or describe future events or trends and that do not relate solely to historical matters. You can generally identify forward-looking statements as statements containing the words “believe,” “expect,” “will,” “anticipate,” “intend,” “estimate,” “project,” “plan,” “assume,” “potential” or other similar expressions, although not all forward-looking statements contain these identifying words. All statements contained or incorporated by reference in this prospectus and any prospectus supplement regarding our future strategies, operations, operating efficiencies or synergies, financial condition, revenues, costs, prospects, results that might be obtained by pursuing management’s current plans and objectives are forward-looking statements.

You should not place undue reliance on our forward-looking statements because the matters they describe are subject to known and unknown risks, uncertainties and other unpredictable factors, many of which are beyond our control. Our forward-looking statements are based on the information currently available to us and speak only as of the date on which they are made. In the case of any forward-looking statements made in this prospectus or any prospectus supplement, this date would be the date on the cover of this prospectus, or the date on the cover of any prospectus supplement. In the case of forward-looking statements incorporated by reference, this date would be the date of the filing that includes the statement. New risks and uncertainties arise from time to time, and it is impossible for us to predict these matters or how they may affect us. Over time, our actual results, performance or achievements will likely differ from the anticipated results, performance or achievements that are expressed or implied by our forward-looking statements, and such difference might be significant and materially adverse to our securityholders. We undertake no obligation to, and do not intend to, update or revise any forward-looking statements, even if subsequent events cause us to become aware of new risks or cause our expectations to change regarding any forward-looking statements. We have identified some of the important factors that could cause future events to differ from our current expectations, and they are described under “Risk Factors” in our most recent Annual Report on Form 10-K, and may be supplemented by further information contained in this prospectus, any prospectus supplement, and our subsequent SEC reports on Forms 10-K, 10-Q and 8-K, all of which you should review carefully. Please consider our forward-looking statements in light of those risks as you read this prospectus and any prospectus supplement.

THE COMPANY

We are one of the world’s largest integrated manufacturers of converted recycled paperboard and converted paperboard products. We manufacture products primarily from recovered fiber, which is derived from recycled paper.

We operate in three business segments:

•	paperboard;

•	tube, core and composite container; and

•	carton and custom packaging.

We produce recycled paperboard for internal use and sale to customers in four principal end-use markets:

•	tube, core and composite container;

•	folding carton;

•	gypsum wallboard facing paper; and

•	miscellaneous other specialty products.

We operated our business through 25 subsidiaries across the United States, Canada, Mexico and the United Kingdom as of September 30, 2004.

Our principal executive offices are located at 5000 Austell Powder Springs Road, Suite 300, Austell, Georgia 30106, and our telephone number there is 770-948-3101. We are a North Carolina corporation.

For additional information about us, see “Where You Can Find More Information” beginning on page 2.

USE OF PROCEEDS

Unless we inform you otherwise in a prospectus supplement, we expect to use the net proceeds from the sale of the securities covered by this prospectus for general corporate purposes, including, but not limited to, repayment or repurchases of indebtedness, strategic investments or acquisitions. We may temporarily invest the net proceeds in money market funds, commercial paper and governmental or non-governmental debt securities, until we can use such net proceeds for the stated purpose. Further details relating to the uses of the net proceeds of any securities we sell will be set forth in the applicable prospectus supplement.

RATIO OF EARNINGS TO FIXED CHARGES

The following table sets forth our historical consolidated ratio of earnings to fixed charges for the periods indicated.

Years Ended December 31,					Nine Months Ended September 30, 2004
1999	2000	2001	2002	2003
3.10x	1.31x	(1)	(1)	(1)	(1)

(1) For the nine months ended September 30, 2004 and fiscal years 2003, 2002 and 2001, earnings were inadequate to cover fixed charges. The deficiency was $7.47 million for the nine months ended September 30, 2004, and $42.3 million, $27.8 million and $22.3 million for 2003, 2002 and 2001, respectively.

For purposes of computing the ratio of earnings to fixed charges, earnings consist of net income, plus fixed charges, minus equity in income of less-than-50%-owned entities. Fixed charges consist of interest costs (whether expensed or capitalized), amortization of debt issuance costs and an estimate of the interest cost in rental expense.

DESCRIPTION OF CAPITAL STOCK

General

Our authorized capital stock consists of 60,000,000 shares of common stock, $0.10 par value per share, and 5,000,000 shares of preferred stock, $0.10 par value per share. As of September 30, 2004, no shares of preferred stock were outstanding and 250,000 shares of Series A Junior Participating Preferred Stock were reserved for issuance under our rights plan described below. As of September 30, 2004, 28,482,945 shares of common stock were outstanding, and 3,516,125 shares of common stock were reserved for issuance under our stock option plans. As of September 30, 2004, options to purchase an aggregate of 1,721,673 shares of common stock awarded under our stock option plans were outstanding.

The following description summarizes information about our capital stock. You can obtain more information about our capital stock by consulting our articles of incorporation, as amended and restated, and bylaws, as well as the North Carolina Business Corporation Act.

Common Stock

The holders of common stock are entitled to one vote for each share held on all matters. Our articles of incorporation do not provide for cumulative voting for the election of directors, which means that the holders of a majority of the shares voted can elect all of the directors then standing for election. Subject to any preferences that may apply to shares of preferred stock outstanding at the time, the holders of common stock are entitled to receive dividends out of assets legally available for this purpose at the times and in the amounts as the board of directors may determine. The common stock is not entitled to preemptive rights and is not subject to conversion or redemption. Upon the occurrence of a liquidation, dissolution or winding-up of our company, the holders of shares of common stock would be entitled to share ratably in the distribution of all of our assets remaining available for distribution after satisfaction of all of our liabilities and the payment of the liquidation preference of any outstanding preferred stock.

Preferred Stock

While there are currently no shares of preferred stock outstanding, the board of directors has the authority to authorize the issuance of shares of preferred stock in series, and may, at the time of issuance, determine the rights, preferences and limitations of each series without any further action by the shareholders. Any shares of preferred stock so issued may have priority over our common stock with respect to dividend, liquidation and other rights. Satisfaction of any dividend preferences of outstanding shares of preferred stock would reduce the amount for funds available for the payment of dividends on shares of common stock. If holders of shares of preferred stock are entitled to receive a preference payment in the event of our liquidation, dissolution or winding-up, such payment would be made before any payment to the holders of shares of common stock.

Under certain circumstances, the issuance of shares of preferred stock may have the effect of delaying, deferring or preventing a change in control of our company, or could delay or prevent a transaction that might otherwise give our shareholders an opportunity to realize a premium over the then prevailing market price of the common stock. The board of directors, without shareholder approval, may issue shares of preferred stock with voting and conversion rights which could adversely affect the holders of shares of common stock.

Prior to the issuance of shares of any series or class of preferred stock, the board of directors is required to file with the Secretary of State of North Carolina articles of amendment to our articles of incorporation, which are effective without shareholder action. These articles of amendment must set forth the designations, powers, preferences, rights, qualifications, limitations, and restrictions of a series or class of preferred stock.

The North Carolina Business Corporation Act provides that the holders of preferred stock will have the right to vote separately as a class on any proposal involving fundamental changes in the rights of holders of that preferred stock. This right is in addition to any voting rights that may be provided for in an amendment to the articles of incorporation describing the terms of the preferred stock.

If we offer preferred stock by this prospectus, we will set forth the following terms in a prospectus supplement:

•	the title and stated value of the preferred stock;

•	the number of shares of the preferred stock offered, the liquidation preference per share and the offering price of the preferred stock;

•	the dividend rate(s), period(s) and/or payment date(s) or method(s) of calculation applicable to the preferred stock;

•	whether dividends are cumulative or non-cumulative and, if cumulative, the date from which dividends on the preferred stock will accumulate;

•	the provisions for a sinking fund, if any, for the preferred stock;

•	the provision for redemption, if applicable, of the preferred stock;

•	any listing of the preferred stock on any securities exchange;

•	the terms and conditions, if applicable, upon which the preferred stock will be convertible into common stock, including the conversion price (or manner of calculation) and conversion period;

•	voting rights, if any, of the preferred stock;

•	whether interests in the preferred stock will be represented by depositary shares;

•	a discussion of any material and/or special United States Federal income tax considerations applicable to the preferred stock;

•	the relative ranking and preferences of the preferred stock as to dividend rights and rights upon the liquidation, dissolution or winding up of our affairs;

•	any limitations on issuance of any class or series of preferred stock ranking senior to or on a parity with the class or series of preferred stock as to dividend rights and rights upon liquidation, dissolution or winding up of our affairs; and

•	any other specific terms, preferences, rights, limitations or restrictions of the preferred stock.

Rights Plan

In April 1995, our board of directors adopted a rights agreement, or rights plan, as amended and restated by our board in May 1999. Pursuant to the rights plan, each share of our common stock currently has an associated right. Under circumstances specified in the rights plan, each right would entitle the registered holder to purchase from us one one-hundredth of a share of Series A Junior Participating Preferred Stock at a purchase price of $70 in cash, subject to adjustment in the manner set forth in the rights plan.

The rights cannot be transferred separately from the common stock until, subject to the exceptions specified in the rights agreement:

•	the tenth day after a public announcement that a person or group of affiliated or associated persons, called an acquiring person, has acquired, or obtained the right to acquire, beneficial ownership of 20% or more of the common stock then outstanding; or

•	the tenth business day after a person or group announces a tender or exchange offer, the consummation of which would result in beneficial ownership by a person or group of 20% or more of our then outstanding common stock, or any later date as may be determined by our board of directors prior to the tenth business day following such an event.

The rights are not exercisable until one business day after they may be transferred separately from the common stock as described above. If and when the rights become exercisable, each holder of a right shall have the right to receive, upon exercise, that number of shares of common stock, or in certain circumstances, cash, property or other of our securities, having an aggregate market price that equals twice the exercise price of the right.

In addition, at any time after the public announcement that an acquiring person has acquired beneficial ownership of 20% or more of our outstanding shares of common stock and prior to the acquisition of beneficial ownership by that acquiring person of 50% or more of our outstanding common stock, our board of directors may exchange all, but not less than all, of the then outstanding rights (other than rights owned by that acquiring person, which become void), at an exchange ratio of two shares of common stock per right, subject to adjustment.

The rights expire on April 19, 2005, but may be redeemed by us for $.01 per right at any time prior to the tenth day after a public announcement that an acquiring person has acquired, or obtained the right to acquire, beneficial ownership of 20% or more of the common stock then outstanding. In addition, at any time prior to the occurrence of either event described in the bullet points under the second paragraph of this subsection that would cause the rights to be separately transferable from the common stock, our board of directors may, without any consent from or notice to the holders of the rights, amend or terminate the rights or the terms on which they separate from the common stock and become exercisable.

As long as the rights are not separately transferable, each new share of common stock issued will have one right associated with it.

Anti-takeover Provisions

The ability of our board of directors to issue preferred stock without shareholder approval could adversely affect the voting power of holders of our common stock and could delay, defer or prevent a change in control of our company. Specifically, the rights plan and preferred stock purchase rights described above have anti-takeover effects, in that they would cause substantial dilution to a person or group that attempts to acquire a significant interest in our company on terms not approved by our board of directors.

Under our bylaws, our board of directors is divided into three classes with staggered terms. This means that, as a general matter, only one-third of our board of directors must stand for re-election at any annual meeting of shareholders. Our articles of incorporation provide that directors may be removed only for cause. These provisions make it more difficult and time consuming for a potential acquiror of Caraustar to replace our board of directors.

Our bylaws provide that shareholders must provide timely notice in writing to bring business before an annual meeting of shareholders. Notice for an annual meeting is timely if it is delivered to, or mailed to and received at, our principal office not less than 60 days nor more than 90 days prior to the meeting; provided, however, that if less than 70 days’ notice or prior public disclosure of the date of the meeting is given or made to shareholders, notice by the shareholder will be timely if received not later than the close of business on the tenth day following the day on which the notice of the date of the meeting or the public disclosure was given or made. Our bylaws also specify the form and content of a shareholder’s notice. These provisions may prevent shareholders from bringing matters before an annual meeting of shareholders.

In addition, under our bylaws, a special meeting of the shareholders may be called only by our Chairman, President, Secretary or Board of Directors. Therefore, a shareholder may not be able to bring matters before other shareholders except during an annual meeting.

Transfer Agent and Registrar

The transfer agent and registrar for the common stock is The Bank of New York, Shareholder Services Dept., Church Street Station, P.O. Box 11258, New York, New York 10286-1258.

DESCRIPTION OF DEPOSITARY SHARES

We may offer fractional shares of preferred stock rather than full shares of preferred stock, and, in that event, will issue receipts for depositary shares. Each of these depositary shares will represent a fraction, which will be set forth in the applicable prospectus supplement, of a share of the applicable series of preferred stock.

The shares of any series of preferred stock underlying any depositary shares that we may sell under this prospectus will be deposited under a deposit agreement between us and a depositary selected by us. Subject to the terms of the deposit agreement, each holder of a depositary share will be entitled, in proportion to the applicable fraction of a share of the preferred stock underlying the depositary share, to all of the rights, preferences and privileges, and be subject to the qualifications and restrictions, of the preferred stock underlying that depositary share.

The depositary shares will be evidenced by depositary receipts issued under a deposit agreement. Depositary receipts will be distributed to the holders of the depositary shares that are sold in the applicable offering. A form of deposit agreement, including a form of depositary receipt, either has been filed as an exhibit to, or will be supplementally filed and incorporated by reference into, the registration statement of which this prospectus is a part, and supplements to those forms containing other terms of any depositary shares that we sell under this prospectus will be incorporated by reference into the registration statement of which this prospectus is a part from reports we file with the Securities and Exchange Commission. The following description of the material terms of the deposit agreement, the depositary shares and the depositary receipts is only a summary. We urge you to read the prospectus supplements relating to any depositary shares that are sold under this prospectus, as well as the complete deposit agreement and depositary receipt.

Form. Pending the preparation of definitive depositary receipts, the depositary may, upon our written order, issue temporary depositary receipts substantially identical to the definitive depositary receipts but not in definitive form. These temporary depositary receipts entitle their holders to all of the rights of definitive depositary receipts. Temporary depositary receipts will then be exchangeable for definitive depositary receipts at our expense.

Dividends and Other Distributions. The depositary will distribute all cash dividends or other cash distributions received with respect to the underlying preferred stock to the record holders of depositary shares in proportion to the number of depositary shares owned by those holders.

If there is a distribution other than in cash, the depositary will distribute property received by it to the record holders of depositary shares in proportion to the number of depositary shares owned by those holders, unless the depositary determines that it is not feasible to do so. If this occurs, the depositary may, with our approval, sell the property and distribute the net proceeds from the sale to those holders in proportion to the number of depositary shares owned by them.

Withdrawal of Underlying Preferred Stock. Except as otherwise provided in a prospectus supplement, holders may surrender depositary receipts at the principal office of the depositary and, upon payment of any unpaid amount due to the depositary, be entitled to receive the number of whole shares of underlying preferred stock and all money and other property represented by the related depositary shares. We will not issue any partial shares of preferred stock. If the holder delivers depositary receipts evidencing a number of depositary shares that represent more than a whole number of shares of preferred stock, the depositary will issue a new depositary receipt evidencing the excess number of depositary shares to the holder.

Redemption of Depositary Shares. If the preferred stock underlying any depositary shares we may sell under this prospectus is subject to redemption, the depositary shares will be redeemed from the proceeds received by the depositary resulting from any such redemption, in whole or in part, of that underlying preferred stock. The redemption price per depositary share will be equal to the applicable fraction of the redemption price per share payable with respect to the underlying preferred stock. Whenever we redeem shares of underlying preferred stock that are held by the depositary, the depositary will redeem, as of the same redemption date, the number of depositary shares representing the shares of underlying preferred stock so redeemed. If fewer than all of the depositary shares are to be redeemed, the depositary shares to be redeemed will be selected by lot or proportionately, as may be determined by the depositary.

Voting. Upon receipt of notice of any meeting at which holders of the preferred stock underlying any depositary shares that we may sell under this prospectus are entitled to vote, the depositary will mail the information contained in the notice to the record holders of the depositary shares. Each record holder of the depositary shares on the record date, which will be the same date as the record date for the underlying preferred stock, will be entitled to instruct the depositary as to the exercise of the voting rights pertaining to the amount of the underlying preferred stock represented by the holder’s depositary shares. The depositary will then try, as far as practicable, to vote the number of shares of preferred stock underlying those depositary shares in accordance with those instructions, and we will agree to take all reasonable actions which may be deemed necessary by the depositary to enable the depositary to do so. The depositary will not vote the underlying preferred stock to the extent it does not receive specific instructions with respect to the depositary shares representing such preferred stock.

Conversion of Preferred Stock. If the prospectus supplement relating to any depositary shares that we may sell under this prospectus states that the underlying preferred stock is convertible into our common stock or other securities, the following will apply. The depositary shares, as such, will not be convertible into any of our securities. Rather, any holder of the depositary shares may surrender the related depositary receipts to the depositary with written instructions to instruct us to cause conversion of the preferred stock represented by the depositary shares into or for whole shares of our common stock or other securities, as applicable. Upon receipt of those instructions and any amounts payable by the holder in connection with the conversion, we will cause the conversion using the same procedures as those provided for conversion of the underlying preferred stock. If only some of a holder’s depositary shares are converted, a new depositary receipt or receipts will be issued to the holder for any depositary shares not converted.

Amendment and Termination of the Deposit Agreement. The form of depositary receipt evidencing the depositary shares and any provision of the deposit agreement may at any time be amended by agreement between us and the depositary. However, any amendment which materially and adversely alters the rights of the holders of depositary shares will not be effective until 90 days after notice of that amendment has been given to the holders. Each holder of depositary shares at the time any amendment becomes effective shall be deemed to consent and agree to that amendment and to be bound by the deposit agreement as so amended. The deposit agreement may be terminated by us or by the depositary only if all outstanding depositary shares have been redeemed or converted into any other securities into which the underlying preferred stock is convertible or there has been a final distribution, including to holders of depositary receipts, of the underlying preferred stock in connection with our liquidation, dissolution or winding up.

Charges of Depositary. We will pay all charges of the depositary, except for taxes and governmental charges and other charges as are expressly provided for in the deposit agreement to be for the account of the holders of depositary shares or persons other than ourselves who may deposit any underlying preferred stock with the depositary.

Reports. The depositary will forward to holders of depositary receipts all notices and reports from us that we deliver to the depositary and that we are required to furnish to the holders of the underlying preferred stock.

Limitation on Liability. Neither we nor the depositary will be liable if either of us is prevented or delayed by law or any circumstance beyond our control in performing our respective obligations under the deposit agreement. Our obligations and those of the depositary will be limited to performance of our respective duties under the deposit agreement without, in our case, negligence or bad faith or, in the case of the depositary, negligence or willful misconduct. We and the depositary may rely upon advice of counsel or accountants, or upon information provided by persons presenting the underlying preferred stock for deposit, holders of depositary receipts or other persons believed by us in good faith to be competent and on documents believed to be genuine.

Resignation and Removal of Depositary. The depositary may resign at any time by delivering notice to us of its election to resign. We may remove the depositary at any time. Any resignation or removal will take effect upon the appointment of a successor depositary and its acceptance of the appointment. The successor depositary must be appointed within 60 days after delivery of the notice of resignation or removal and must be a bank or trust company having its principal office in the United States and having a combined capital and surplus of at least $50 million.

DESCRIPTION OF DEBT SECURITIES

This prospectus describes certain general terms and provisions of the debt securities. The debt securities will be issued under an indenture between us and The Bank of New York Trust Company, N.A., as trustee. When we offer to sell a particular series of debt securities, we will describe the specific terms for the securities in a supplement to this prospectus. The prospectus supplement will also indicate whether the general terms and provisions described in this prospectus apply to a particular series of debt securities.

We have summarized certain terms and provisions of the indenture. The summary is not complete. The indenture has been incorporated by reference as an exhibit to the registration statement for these securities that we have filed with the SEC. You should read the indenture for the provisions which may be important to you. The indenture is subject to and governed by the Trust Indenture Act of 1939, as amended.

As used in this section, references to “Caraustar,” “we,” “us, “our” and the “company” are to Caraustar Industries, Inc., and do not include its subsidiaries.

The indenture will not limit the amount of debt securities that we may issue. We may issue debt securities up to an aggregate principal amount as we may authorize from time to time. The prospectus supplement will describe the terms of any debt securities being offered, including:

•	classification as senior or subordinated debt securities;

•	ranking of the specific series of debt securities relative to other outstanding indebtedness, including subsidiaries’ debt;

•	if the debt securities are subordinated, the aggregate amount of outstanding indebtedness, as of a recent date, that is senior to the subordinated securities, and any limitation on the issuance of additional senior indebtedness;

•	whether the debt securities are guaranteed by our subsidiaries and whether those guarantees are secured and, if so, the collateral securing the guarantees;

•	the designation, aggregate principal amount and authorized denominations;

•	the maturity date;

•	the interest rate, if any, and the method for calculating the interest rate;

•	the interest payment dates and the record dates for the interest payments;

•	any mandatory or optional redemption terms or prepayment, conversion, sinking fund or exchangeability or convertibility provisions;

•	the place where we will pay principal and interest;

•	if other than denominations of $1,000 or multiples of $1,000, the denominations the debt securities will be issued in;

•	whether the debt securities will be issued in the form of global securities or certificates;

•	additional provisions, if any, relating to the defeasance of the debt securities;

•	the currency or currencies, if other than the currency of the United States, in which principal and interest will be paid;

•	any United States federal income tax consequences;

•	the dates on which premium, if any, will be paid;

•	our right, if any, to defer payment interest and the maximum length of this deferral period;

•	any listing on a securities exchange;

•	the initial public offering price; and

•	other specific terms, including any additional events of default or covenants.

Senior Debt

Senior debt securities will rank equally and pari passu with all of our other unsecured and unsubordinated debt.

Subordinated Debt

Subordinated debt securities will be subordinate and junior in right of payment, to the extent and in the manner set forth in the indenture, to all of our “senior indebtedness.” The indenture defines “senior indebtedness,” with respect to us, as (a) indebtedness of ours, whether or not contingent, in respect of

(i) borrowed money, (ii) bonds, debentures, notes or similar instruments or letters or credit (or reimbursement agreements in respect thereof) and evidenced thereby, (iii) bankers’ acceptances, (iv) capital lease obligations, (v) the balance deferred and unpaid of the purchase price of any property, except any such balance that constitutes an accrued expense or trade payable, or (vi) any hedging obligations relating to indebtedness, (b) indebtedness of others secured by a lien on any asset of ours, or (c) guarantees by us of any indebtedness of others, unless in the instrument creating or evidencing any such indebtedness or pursuant to which such indebtedness is outstanding it is specifically stated, at or prior to the time such person becomes liable in respect of such indebtedness, that such indebtedness is not “senior indebtedness.” However, “senior indebtedness” does not include any liability for federal, state, local or other taxes owed or owing by us, any of our indebtedness to any of our subsidiaries or other affiliates, any trade payables, or any indebtedness that is incurred in violation of the indenture.

In general, the holders of all senior indebtedness are first entitled to receive payment of the full amount unpaid on senior indebtedness before the holders of any of the subordinated debt securities or coupons are entitled to receive a payment on account of the principal, premium, if any, or interest on the indebtedness evidenced by the subordinated debt securities in the event of any insolvency or bankruptcy proceedings, or any receivership, liquidation, reorganization or other similar proceedings that concern our company or a substantial part of our property.

In addition, we may not make any payment or distribution to the trustee or any holder of subordinated debt securities in respect of the subordinated debt securities (except in permitted junior securities (as defined in the indenture) or from the trust described under “—Satisfaction, Discharge and Covenant Defeasance”) until all principal, interest and other obligations with respect to the senior indebtedness have been paid in full in cash if:

(1) there is a default in the payment of any designated senior indebtedness (as defined below) (and such default has not been cured or waived or ceased to exist); or

(2) any other default occurs and is continuing with respect to any designated senior indebtedness that permits the holders of designated senior indebtedness as to which such default relates to accelerate its maturity following notice, the lapse of time, or both (and such default has not been cured or waived or ceased to exist) and the trustee receives from the representative of any designated senior indebtedness a notice of such default, which we refer to as a payment blockage notice.

The indenture defines “designated senior indebtedness” as any senior indebtedness permitted under the indenture the principal amount of which is (or the commitments to lend under which are) $25.0 million or more and that has been designated by us as “designated senior indebtedness.”

We may resume payments on, and distributions in respect of, the subordinated debt securities upon:

(1) in the case of a payment default, the date on which such default is cured or waived; or

(2) in the case of a default other than a payment default, the earliest of (x) the date on which such default is cured or waived or (y) 179 days after the date on which the applicable payment blockage notice is received by the trustee, unless the maturity of any designated senior indebtedness has been accelerated.

If the trustee receives any such payment blockage notice, no new payment blockage notice may be delivered unless and until:

(1) 360 days shall have elapsed since the effectiveness of the immediately prior payment blockage notice; and

(2) all scheduled payments of principal of, premium, if any, and interest on the subordinated debt securities that have come due have been paid in full in cash.

No default that existed or was continuing on the date of delivery of any payment blockage notice to the trustee shall be, or be made, the basis of a subsequent payment blockage notice unless such default have been cured or waived for a period of not less than 90 days.

If payment of the subordinated debt securities is accelerated because of an event of default, we must (or must cause the trustee to) promptly notify each representative of designated senior indebtedness of the acceleration; provided, however, that so long as any designated senior indebtedness is outstanding, any such acceleration will not become effective, and we may not make, and the holders of subordinated debt securities may not accept or receive, any payment with respect to the subordinated debt securities until five business days after the receipt by representatives of designated senior indebtedness of written notice of acceleration. Thereafter, we may make payments with respect to the subordinated debt securities only in accordance with the terms of the indenture.

If this prospectus is being delivered in connection with a series of subordinated debt securities, the accompanying prospectus supplement or the information incorporated in this prospectus by reference will set forth the approximate amount of senior indebtedness outstanding as of the end of the most recent fiscal quarter.

Events of Default

When we use the term “event of default” in the indenture with respect to the debt securities of any series, here are some examples of what we mean:

(1) default in paying interest on the debt securities when it becomes due and payable, which default continues for a period of 30 days or more, and the time for payment has not been extended or deferred;

(2) default in paying principal, or premium, if any, on the debt securities when due, whether at maturity, upon redemption, by declaration, or otherwise, and the time for payment has not been extended or deferred;

(3) default in the payment of any sinking or purchase fund or analogous obligation when the same becomes due, which default continues for 30 days or more, and the time for payment has not been extended or deferred;

(4) default in the performance or breach of any covenant or agreement of ours in the indenture (other than defaults specified in clause (1), (2) or (3) above) and the default or breach continues for a period of 60 days or more after written notice has been given to us by the trustee or to us and the trustee by the holders of at least 25% in aggregate principal amount of the outstanding debt securities of the series;

(5) certain events of bankruptcy, insolvency, reorganization, administration or similar proceedings with respect to our company has occurred; or

(6) any other events of default set forth in the prospectus supplement.

If an event of default (other than an event of default specified in clause (5) with respect to our company) under the indenture occurs with respect to the debt securities of any series and is continuing, either the trustee or the holders of not less than 25% in aggregate principal amount of the outstanding debt securities of that series may by written notice to us (and to the trustee if given by holders) declare the principal amount of the outstanding debt securities of that series (or such lesser amount as may be provided in the terms of the securities), together with all accrued and unpaid interest and premium, if any, to be due and payable immediately.

If an event of default under the indenture specified in clause (5) with respect to our company occurs and is continuing, then the entire principal amount of the outstanding debt securities (or such lesser amount as may be provided in the terms of the securities), together with all accrued and unpaid interest and premium, if any, will automatically become due and payable immediately without any declaration or other act on the part of the trustee or any holder.

After a declaration of acceleration or any automatic acceleration described above, the holders of a majority in principal amount of outstanding debt securities of any series may rescind and annul this accelerated payment requirement if all existing events of default, except for nonpayment of the principal of the debt securities of that series that has become due solely as a result of the accelerated payment requirement, have been cured or waived and if the cure or waiver would not conflict with any judgment or decree. The holders of not less than a majority in principal amount of the outstanding debt securities of any series also have the right to waive past defaults, except a default in paying principal, premium, if any, or interest, if any, on any outstanding debt security of that series, or in paying any sinking or purchase fund or analogous obligation with respect to debt securities of that series, or in respect of a covenant or a provision that cannot be modified or amended without the consent of the holder of ach outstanding debt security of that series.

A holder of any debt security of any series may seek to institute a proceeding only after such holder has previously given written notice of a continuing event of default to the trustee with respect to debt securities of that series, the holders of not less than 25% in aggregate principal amount of the outstanding debt securities of that series have made written request to the trustee to institute proceedings in respect of such event of default, such holder has offered reasonable indemnity, and the trustee has failed to do so within 60 days after it received this notice. In addition, within this 60-day period the trustee must not have received directions inconsistent with this written request by holders of a majority in principal amount of the outstanding debt securities of that series. These limitations do not apply, however, to a suit instituted by a holder of a debt security for the enforcement of the payment of principal, interest or any premium on or after the due dates for such payment.

During the existence of an event of default, the trustee is required to exercise the rights and powers vested in it under the indenture and use the same degree of care and skill in its exercise as a prudent person would under the circumstances in the conduct of that person’s own affairs. If an event of default has occurred and is continuing, the trustee is not under any obligation to exercise any of its rights or powers at the request or direction of any of the holders unless the holders have offered to the trustee reasonable security or indemnity. Subject to certain provisions, the holders of a majority in principal amount of the outstanding debt securities of any series have the right to direct the time, method and place of conducting any proceeding for any remedy available to the trustee, or exercising any trust, or power conferred on the trustee.

The trustee will, within 60 days after any default with respect to debt securities of any series occurs, give notice of the default to the holders of the debt securities of that series, unless the default was already cured or waived. Unless there is a default in paying principal, interest or any premium when due, the trustee can withhold giving notice to the holders if it determines in good faith that the withholding of notice is in the interest of the holders.

Modification and Waiver

The indenture may be amended or modified without the consent of any holder of debt securities in order to:

•	cure ambiguities, defects or inconsistencies;

•	provide for the assumption of our obligations in the case of a merger or consolidation;

•	add covenants, restrictions, conditions or events of default, or surrender any right or power conferred upon us, in each case for the benefit to the holders of the debt securities of one or more series;

•	add guarantors with respect to the debt securities of any series;

•	secure the debt securities of a series;

•	establish the form or forms of debt securities of any series;

•	evidence the acceptance of appointment of a successor trustee and to make any change necessary to provide for or facilitate the administration of the trusts under the indenture by more than one trustee;

•	comply with the requirements of the SEC in connection with the qualification of the indenture under the Trust Indenture Act; or

•	make any change with respect to any series of debt securities that does not adversely affect in any material respect the interests of the holders of debt securities of that series.

Other amendments and modifications of the indenture or the debt securities issued may be made with the consent of the holders of not less than a majority of the aggregate principal amount of the outstanding debt securities of each series affected by the amendment or modification. However, no modification or amendment may, without the consent of the holder of each outstanding debt security affected:

•	reduce the principal amount or the amount of any interest or premium with respect to any debt security or change the stated maturity date or payment date of the principal amount, interest or premium with respect to the debt security;

•	change the method of computing the amount of principal, interest or premium on any debt security, the place of payment where or the currency in which principal, interest or premium is payable;

•	reduce the percentage in principal amount outstanding of debt securities of any series which must consent to an amendment or supplement to the indenture, waiver of past defaults, certain covenants or other provisions of the indenture or consent to take any action;

•	impair the right to institute suit for the enforcement of any payment on the debt securities;

•	change or waive the redemption or repayment provision of any series of debt securities;

•	adversely affect the ranking or priority of the debt securities of any series; or

•	release any guarantor or co-obligor from any of its obligations under its guarantee or the indenture, except in compliance with the terms of the indenture.

Covenants

Consolidation, Merger or Sale of Assets

The indenture provides that we may not, in a single transaction or series of related transactions:

•	consolidate, amalgamate or merge with or into, any other entity; or

•	directly or indirectly transfer, sell, lease or otherwise dispose of all or substantially all of our assets,

unless, in either case:

•	we will be the surviving entity or, in a transaction in which we do not survive or in which we transfer, sell or other wise dispose of all or substantially all of our assets, the successor entity to us is organized and existing under the laws of the United States of America, any state of the United States of America or the District of Columbia and will expressly assume by a supplemental indenture our obligations under the indenture and the debt securities;

•	immediately after giving effect to such transaction, no event of default, and no event which, after notice or lapse of time, or both, would become an event of default, will have happened and be continuing; and

•	we will have delivered to the trustee an opinion of counsel, stating that such consolidation, amalgamation, merger, transfer, sale or disposition complies with the indenture.

In the event of any such consolidation, amalgamation, merger, transfer, sale or disposition, any such successor will succeed to and be substituted for us as obligor on the debt securities with the same effect as if it had been named in the indenture as obligor.

Other Covenants

In addition, any offered series of debt securities may have additional covenants which will be described in the prospectus supplement, limiting or restricting, among other things, our ability and/or the ability of our subsidiaries to:

•	incur additional debt;

•	create liens;

•	pay dividends and make distributions in respect of our capital stock and the capital stock of our subsidiaries;

•	repurchase or redeem our capital stock or the capital stock of our subsidiaries;

•	place restrictions on our subsidiaries’ ability to pay dividends, make distributions or transfer assets;

•	make investments or other restricted payments;

•	sell or otherwise dispose of assets;

•	engage in transactions with stockholders and affiliates;

•	issue or sell stock of our subsidiaries; and

•	our ability to enter into sale and leaseback transactions.

Subsidiary Guarantees

One or more of our subsidiaries may guarantee the debt securities we offer. In that case, the terms and conditions of the subsidiary guarantees will be set forth in the applicable prospectus supplement.

Satisfaction, Discharge and Covenant Defeasance

We may terminate our obligations under the indenture, when:

•	either:

•	all debt securities of any series issued that have been authenticated and delivered have been delivered to the trustee for cancellation; or

•	all the debt securities of any series issued that have not been delivered to the trustee for cancellation have become due and payable, will become due and payable within one year, or are to be called for redemption within one year and we have made arrangements satisfactory to the trustee for the giving of notice of redemption by such trustee in our name and at our expense, and in each case, we have irrevocably deposited or caused to be deposited with the trustee sufficient funds to pay and discharge the entire indebtedness on the series of debt securities to pay principal, interest and any premium; and

•	we have paid or caused to be paid all other sums then due and payable under the indenture; and

•	we have delivered to the trustee an officers’ certificate and an opinion of counsel, each stating that all conditions precedent under the indenture relating to the satisfaction and discharge of the indenture have been complied with.

We may elect to have our obligations under the indenture discharged with respect to the outstanding debt securities of any series (“legal defeasance”). Legal defeasance means that we will be deemed to have paid and discharged the entire indebtedness represented by the outstanding debt securities of such series under the indenture, except for:

•	the rights of holders of the debt securities to receive principal, interest and any premium when due;

•	our obligations with respect to the debt securities concerning issuing temporary debt securities, registration of transfer of debt securities, mutilated, destroyed, lost or stolen debt securities and the maintenance of an office or agency for payment for security payments held in trust;

•	the rights, powers, trusts, duties and immunities of the trustee; and

•	the defeasance provisions of the indenture.

In addition, we may elect to have our obligations released with respect to certain covenants in the indenture, which we will refer to as covenant defeasance. Any omission to comply with these obligations will not constitute a default or an event of default with respect to the debt securities of any series. In the event covenant defeasance occurs, certain events, not including non-payment, bankruptcy and insolvency events, described under “events of default” will no longer constitute an event of default for that series.

In order to exercise either legal defeasance or covenant defeasance with respect to outstanding debt securities of any series:

•	we must irrevocably have deposited or caused to be deposited with the trustee as trust funds for the purpose of making the following payments, specifically pledged as security for, and dedicated solely to the benefits of the holders of the debt securities of a series:

•	money in an amount;

•	U.S. government obligations (or equivalent government obligations in the case of debt securities denominated in a currency other than U.S. dollars or a specified currency) that will provide, not later than one day before the due date of any payment, money in an amount; or

•	a combination of money and U.S government obligations (or equivalent government obligations, as applicable),

in each case sufficient, in the written opinion (with respect to U.S. or equivalent government obligations or a combination of money and U.S. or equivalent government obligations, as applicable) of a nationally recognized firm of independent public accountants to pay and discharge, and which shall be applied by the trustee to pay and discharge, all of the principal (including mandatory sinking fund payments), interest and any premium at due date or maturity;

•	in the case of legal defeasance, we have delivered to the trustee an opinion of counsel stating that, based on the fact that (1) we have received from, or there has been published by the Internal Revenue Service, a ruling or (2) since the date of the indenture, there has been a change in the applicable United States federal income tax law, in either case to the effect that, the holders of the debt securities of that series will not recognize income, gain or loss for federal income tax purposes as a result of the deposit, defeasance and discharge to be effected and will be subject to the same federal income tax on the same amount and in the same manner and at the same times, as would be the case if the deposit, defeasance and discharge did not occur;

•	in the case of covenant defeasance, we have delivered to the trustee an opinion of counsel to the effect that the holders of the debt securities of that series will not recognize income, gain or loss for federal income tax purposes as a result of the deposit and covenant defeasance to be effected and will be subject to the same federal income tax on the same amount and in the same manner and at the same times, as would be the case if the deposit and covenant defeasance did not occur;

•	no event of default or event which, with notice or lapse of time or both, would become an event of default, with respect to the debt securities of that series has occurred and is continuing on the date of such deposit, after giving effect to the deposit or, in the case of legal defeasance, no event of default relating to bankruptcy or insolvency has occurred and is continuing, at any time during the period ending on the 91st day after the date of such deposit, or if longer, ending on the day following the expiration of the longest preference period applicable to us in respect of such deposit, it being understood that this condition is not deemed satisfied until after the expiration of such period;

•	the legal defeasance or covenant defeasance will not cause the trustee to have a conflicting interest within the meaning of the Trust Indenture Act, assuming all debt securities of a series were in default within the meaning of such Act;

•	the legal defeasance or covenant defeasance will not result in a breach or violation of, or constitute a default under, any material agreement or instrument to which we are a party or by which we are bound;

•	the legal defeasance or covenant defeasance will not result in the trust arising from such deposit constituting an investment company within the meaning of the Investment Company Act of 1940, as amended, unless the trust is registered under such Act or exempt from registration; and

•	we have delivered to the trustee an officers’ certificate and an opinion of counsel stating that all conditions precedent with respect to the legal defeasance or covenant defeasance have been complied with.

The prospectus supplement will specify whether the debt securities being offered will be subject to legal defeasance or covenant defeasance.

Governing Law

Unless otherwise stated in the prospectus supplement, the debt securities and the indenture will be governed by the laws of the State of New York.

Concerning our Relationship with the Trustee

We and our subsidiaries maintain ordinary banking relationships and credit facilities with The Bank of New York, an affiliate of the trustee.

DESCRIPTION OF WARRANTS

General

We may issue warrants for the purchase of our debt securities, preferred stock, depository shares or common stock, or for the purchase of any combination of debt securities, preferred stock, depositary shares or common stock. Warrants may be issued independently or together with our debt securities, preferred stock, depositary shares or common stock and may be attached to or separate from any offered securities. Each series of warrants will be issued under a separate warrant agreement between us and a bank or trust company, as warrant agent. The warrant agent will act solely as our agent in connection with the warrants. The warrant agent will not have any obligation or relationship of agency or trust for or with any holders or beneficial owners of warrants.

This summary of certain provisions of the warrants is not complete. For the complete terms of a particular series of warrants, you should refer to the prospectus supplement for that series of warrants and the warrant agreement for that particular series.

Debt Warrants

The prospectus supplement relating to a particular issue of warrants to purchase debt securities will describe the terms of the debt warrants, including the following:

•	the title of the debt warrants;

•	the offering price for the debt warrants, if any;

•	the aggregate number of the debt warrants;

•	the designation and terms of the debt securities, including any conversion rights, issuable upon exercise of the debt warrants;

•	if applicable, the date from and after which the debt warrants and any debt securities issued with them will be separately transferable;

•	the principal amount of debt securities that may be issued upon exercise of a debt warrant and the exercise price for the warrants, which may be payable in cash, securities or other property;

•	the dates on which the right to exercise the debt warrants will commence and expire;

•	if applicable, the minimum or maximum amount of the debt warrants that may be exercised at any one time;

•	whether the debt warrants represented by the debt warrant certificates or debt securities that may be issued upon exercise of the debt warrants will be issued in registered or bearer form;

•	information with respect to book-entry procedures, if any;

•	the currency or currency units in which the offering price, if any, and the exercise price are payable;

•	if applicable, a discussion of material U.S. federal income tax considerations;

•	the anti-dilution provisions of the debt warrants, if any;

•	the redemption or call provisions, if any, applicable to the debt warrants;

•	any provisions with respect to the holder’s right to require us to repurchase the warrants upon a change in control; and

•	any additional material terms of the debt warrants, including terms, procedures, and limitations relating to their exchange, exercise and settlement.

Debt warrant certificates will be exchangeable for new debt warrant certificates of different denominations. Debt warrants may be exercised at the corporate trust office of the warrant agent or any other office indicated in the prospectus supplement. Prior to the exercise of their debt warrants, holders of debt warrants will not have any of the rights of holders of the debt securities issuable upon exercise of the warrants and will not be entitled to payment of principal or any premium, if any, or interest on the debt securities issuable upon exercise.

Equity Warrants

The prospectus supplement relating to a particular series of warrants to purchase our common stock, preferred stock or depositary shares will describe the terms of the warrants, including the following:

•	the title of the equity warrants;

•	the offering price for the equity warrants, if any;

•	the aggregate number of the equity warrants;

•	the designation and terms of the common stock, preferred stock or depositary shares that is issuable upon exercise of the equity warrants;

•	if applicable, the designation and terms of the securities with which the equity warrants are issued and the number of equity warrants issued with each security;

•	if applicable, the date from and after which the equity warrants and any securities issued with them will be separately transferable;

•	the number of shares of equity securities that may be purchased upon exercise of an equity warrant and the exercise price for the equity warrants;

•	the dates on which the right to exercise the equity warrants will commence and expire;

•	if applicable, the minimum or maximum amount of equity warrants that may be exercised at any one time;

•	the currency or currency units in which the offering price, if any, and the exercise price are payable;

•	if applicable, a discussion of material U.S. federal income tax considerations;

•	the anti-dilution provisions of the equity warrants, if any;

•	the redemption or call provisions, if any, applicable to the equity warrants;

•	any provisions with respect to holder’s right to require us to repurchase the equity warrants upon a change in control; and

•	any additional material terms of the equity warrants, including terms, procedures, and limitations relating to their exchange, exercise and settlement.

Holders of equity warrants will not be entitled to vote, consent to or receive dividends, receive notice as stockholders with respect to any meeting of stockholders for the election of our directors or any other matter or exercise any other rights as our stockholders.

FORMS OF SECURITIES

Each debt security and warrant offered by this prospectus will be represented either by a certificate issued in definitive form to a particular investor or by one or more global securities representing the entire issuance of securities. Certificated securities in definitive form and global securities will be issued in registered form. Definitive securities name you or your nominee as the owner of the security, and in order to transfer or exchange these securities or to receive payments other than interest or other interim payments, you or your nominee must physically deliver the securities to the trustee, registrar, paying agent or other agent, as applicable. Global securities name a depositary or its nominee as the owner of the securities represented by these global securities. The depositary maintains a computerized system that will reflect each investor’s beneficial ownership of the securities through an account maintained by the investor with its broker/dealer, bank, trust company or other representative, as we explain more fully below.

Global Securities

Registered Global Securities. We may issue the registered securities in the form of one or more fully registered global securities that will be deposited with a depositary or its nominee identified in the applicable prospectus supplement and registered in the name of that depositary or nominee. In those cases, one or more registered global securities will be issued in a denomination or aggregate denominations equal to the portion of the aggregate principal or face amount of the securities to be represented by registered global securities. Unless and until it is exchanged in whole for securities in definitive registered form, a registered global security may not be transferred except as a whole by and among the depositary for the registered global security, the nominees of the depositary or any successors of the depositary or those nominees.

If not described below, any specific terms of the depositary arrangement with respect to any securities to be represented by a registered global security will be described in the prospectus supplement relating to those securities. We anticipate that the following provisions will apply to all depositary arrangements.

Ownership of beneficial interests in a registered global security will be limited to persons, called participants, that have accounts with the depositary or persons that may hold interests through participants. Upon the issuance of a registered global security, the depositary will credit, on its book-entry registration and transfer system, the participants’ accounts with the respective principal or face amounts of the securities beneficially owned by the participants. Any dealers, underwriters or agents participating in the distribution of the securities will designate the accounts to be credited. Ownership of beneficial interests in a registered global security will be shown on, and the transfer of ownership interests will be effected only through, records maintained by the depositary, with respect to interests of participants, and on the records of participants, with respect to interests of persons holding through participants. The laws of some states may require that some purchasers of securities take physical delivery of these securities in definitive form. These laws may impair your ability to own, transfer or pledge beneficial interests in registered global securities.

So long as the depositary, or its nominee, is the registered owner of a registered global security, that depositary or its nominee, as the case may be, will be considered the sole owner or holder of the securities represented by the registered global security for all purposes under the applicable indenture or warrant agreement. Except as described below, owners of beneficial interests in a registered global security will not be entitled to have the securities represented by the registered global security registered in their names, will not receive or be entitled to receive physical delivery of the securities in definitive form and will not be considered the owners or holders of the securities under the applicable indenture or warrant agreement. Accordingly, each person owning a beneficial interest in a registered global security must rely on the procedures of the depositary for that registered global security and, if that person is not a participant, on the procedures of the participant through which the person owns its interest, to exercise any rights of a holder under the applicable indenture or warrant agreement. We understand that under existing industry practices, if we request any action of holders or if an owner of a beneficial interest in a registered global security desires to give or take any action that a holder is entitled to give or take under the applicable indenture or warrant agreement, the depositary for the registered global security would authorize the participants holding the relevant beneficial interests to give or take that action, and the participants would authorize beneficial owners owning through them to give or take that action or would otherwise act upon the instructions of beneficial owners holding through them.

Principal, premium, if any, and interest payments on debt securities, and any payments to holders with respect to warrants, represented by a registered global security registered in the name of a depositary or its nominee will be made to the depositary or its nominee, as the case may be, as the registered owner of the registered global security. None of our company, the trustees, the warrant agents or any other agent of our company, agent of the trustees or agent of the warrant agents will have any responsibility or liability for any aspect of the records relating to payments made on account of beneficial ownership interests in the registered global security or for maintaining, supervising or reviewing any records relating to those beneficial ownership interests.

We expect that the depositary for any of the securities represented by a registered global security, upon receipt of any payment of principal, premium, interest or other distribution of underlying securities or other property to holders on that registered global security, will immediately credit participants’ accounts in amounts proportionate to their respective beneficial interests in that registered global security as shown on the records of the depositary. We also expect that payments by participants to owners of beneficial interests in a registered global security held through participants will be governed by standing customer instructions and customary practices, as is now the case with the securities held for the accounts of customers in bearer form or registered in “street name,” and will be the responsibility of those participants.

If the depositary for any of these securities represented by a registered global security is at any time unwilling or unable to continue as depositary or ceases to be a clearing agency registered under the Securities Exchange Act of 1934, and a successor depositary registered as a clearing agency under the Securities Exchange Act of 1934 is not appointed by us within 90 days, we will issue securities in definitive form in exchange for the registered global security that had been held by the depositary. Any securities issued in definitive form in exchange for a registered global security will be registered in the name or names that the depositary gives to the relevant trustee, warrant agent or other relevant agent of ours or theirs. It is expected that the depositary’s instructions will be based upon directions received by the depositary from participants with respect to ownership of beneficial interests in the registered global security that had been held by the depositary.

PLAN OF DISTRIBUTION

We may sell the offered securities described in this prospectus:

•	to or through underwriters or dealers;

•	through agents;

•	directly to one or more purchasers;

•	directly to stockholders; or

•	through a combination of any of these methods of sale.

We may effect the distribution of the offered securities from time to time in one or more transactions either:

•	at a fixed price or at prices that may be changed;

•	at market prices prevailing at the time of sale;

•	at prices relating to such prevailing market prices; or

•	at negotiated prices.

For each offering, the prospectus supplement will describe the plan of distribution.

By Underwriters and Dealers

If we use underwriters in the sale of offered securities, the underwriters will acquire the offered securities for their own accounts. The underwriters may then resell the securities in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of the sale to the underwriters or after the sale. The obligations of the underwriters to purchase the securities will be subject to certain conditions. The underwriters will be obligated to purchase all of the offered securities if any of the offered securities are purchased. Any initial public offering price and any discounts or concessions allowed or re-allowed or paid to dealers may be changed from time to time.

If we use dealers in the sale, we will sell securities to them as principals. The dealers may then resell the securities to the public at varying prices to be determined by the dealers at the time of sale.

By Agents

We may also sell securities through agents that we designate. The agents will agree to use their reasonable best efforts to solicit purchases for the period of their appointment.

Direct Sales

We may also sell offered securities directly to one or more purchasers without using underwriters or agents.

General Information

Any underwriters, broker-dealers and agents that participate in the distribution of the offered securities may be deemed to be “underwriters” as defined in the Securities Act. Any commissions paid or any discounts or concessions allowed to any such persons, and any profits they receive on resale of the offered securities, may be deemed to be underwriting discounts and commissions under the Securities Act. We will identify any underwriters or agents and describe their compensation in a prospectus supplement.

Offered securities may also be offered and sold, if so indicated in the applicable prospectus supplement, in connection with a remarketing arrangement upon their purchase by one or more remarketing firms, acting as principals for their own accounts or as agents for us. These remarketing firms will offer or sell the securities in accordance with the terms of the securities. Any remarketing firm will be identified and the terms of its agreements, if any, with us and its compensation will be described in the applicable prospectus supplement. Remarking firms may be deemed to be underwriters in connection with the securities they remarket. Remarketing firms may be entitled under agreements that may be entered into with us to indemnification by us against certain civil liabilities, including liabilities under the Securities Act, and may be customers of, engage in transactions with or perform services for us in the ordinary course of business.

We may use this prospectus in connection with the issuance of shares of our common stock or preferred stock upon conversion or exchange of any preferred stock, depositary shares, warrants or debt securities offered hereby.

We may have agreements with the underwriters, dealers and agents who participate in the sale of offered securities to indemnify them against certain civil liabilities, including liabilities under the Securities Act, or to contribute with respect to payments that the underwriters, dealers or agents may be required to make.

Unless otherwise indicated in the prospectus supplement, we do not intend to list any of the securities on NASDAQ or a national securities exchange, other than common stock. If the securities are not listed on NASDAQ or a national securities exchange, certain broker-dealers may make a market in the securities, but will not be obligated to do so and may discontinue any market making at any time without notice. No assurance can be given that any broker-dealer will make a market in the securities or as to the liquidity of the trading market for the securities, whether or not the securities are listed on NASDAQ or a national securities exchange. The prospectus supplement with respect to the securities will state, if known, whether or not any broker-dealer intends to make a market in the securities. If the determination has not yet been made, the prospectus supplement will so state.

Underwriters or agents may purchase and sell the offered securities in the open market. These transactions may include over-allotment, stabilizing transactions, syndicate covering transactions and penalty bids. Over-allotment involves sales in excess of the offering size, which creates a short position. Stabilizing transactions consist of bids or purchases for the purpose of preventing or retarding a decline in the market price of the offered securities and are permitted so long as the stabilizing bids do not exceed a specified maximum. Syndicate covering transactions involve the placing of any bid on behalf of the underwriting syndicate or the effecting of any purchase to reduce a short position created in connection with the offering. The underwriters or agents also may impose a penalty bid, which permits them to reclaim selling concessions allowed to syndicate members or certain dealers if they repurchase the offered securities in stabilizing or covering transactions. These activities may stabilize, maintain or otherwise affect the market price of the offered securities, which may be higher than the price that might otherwise prevail in the open market. These activities, if begun, may be discontinued at any time. These transactions may be effected on any exchange on which the offered securities are traded, in the over-the-counter market or otherwise.

If we so indicate in a prospectus supplement, we will authorize underwriters or our agents to solicit offers by certain institutional investors to purchase offered securities from us that will be paid for and delivered on a future date specified in the applicable prospectus supplement. The obligations of any purchasers under these delayed delivery and payment arrangements will not be subject to any conditions except that the purchase at delivery must not be prohibited under the laws of any jurisdiction in the United States to which the institution is subject.

Underwriters, dealers and agents may engage in transactions with, or perform services for, us or our subsidiaries in the ordinary course of their businesses.

LEGAL MATTERS

Robinson, Bradshaw & Hinson, P.A., Charlotte, North Carolina, will give an opinion about the legality of the securities offered by this prospectus. Russell M. Robinson, II, a shareholder in the firm of Robinson, Bradshaw & Hinson, P.A., is a member of our board of directors. Robinson, Bradshaw & Hinson, P.A. is our principal outside legal counsel. Members of such firm beneficially owned approximately 121,300 shares of our common stock as of the date of this prospectus.

EXPERTS

The consolidated financial statements and the related financial statement schedules incorporated in this prospectus by reference from our Annual Report on Form 10-K/A for the year ended December 31, 2003 have been audited by Deloitte & Touche LLP, an independent registered public accounting firm, as stated in their report (which report expresses an unqualified opinion and includes explanatory paragraphs relating to the adoption of Statement of Financial Accounting Standards No. 146, Accounting for Costs Associated with Exit or Disposal Activities, which we adopted as of January 1, 2003, and Statement of Financial Accounting Standards No. 142, Goodwill and Other Intangible Assets, which we adopted as of January 1, 2002), which is incorporated herein by reference, and have been so incorporated in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.

PROSPECTUS

$325,000,000

Caraustar Industries, Inc.

COMMON STOCK

PREFERRED STOCK

DEPOSITARY SHARES

DEBT SECURITIES

WARRANTS

Dated                     , 2005

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14. Other Expenses of Issuance and Distribution

The following table sets forth the estimated costs and expenses, other than the underwriting discounts and commissions, payable by the registrant in connection with the offering of the securities being registered. All the amounts shown are estimates except for the registration fee.

Securities and Exchange Commission registration fee	$ 38,253.00
Nasdaq National Market Listing Fees	60,000.00
Transfer agent and registrar fees and expenses	10,000.00
Trustee’s fees and expenses	5,000.00
Legal fees and expenses	250,000.00
Accounting fees and expenses	77,500.00
Printing, engraving and mailing expenses	75,000.00
Other	34,247.00

Total	$550,000.00

*	To be provided by amendment or as an exhibit to a filing with the Securities and Exchange Commission pursuant to the Securities Exchange Act of 1934, as amended and incorporated by reference herein.

Item 15. Indemnification of Directors and Officers

Section 55-2-02 of the North Carolina Business Corporation Act (the “Business Corporation Act”) enables a corporation in its articles of incorporation to eliminate or limit, with certain exceptions, the personal liability of a director for monetary damages for breach of duty as a director. No such provision is effective to eliminate or limit a director’s liability for (i) acts or omissions that the director at the time of the breach knew or believed to be clearly in conflict with the best interests of the corporation, (ii) improper distributions as described in Section 55-8-33 of the Business Corporation Act, (iii) any transaction from which the director derived an improper personal benefit or (iv) acts or omissions occurring prior to the date the exculpatory provision became effective. Caraustar’s articles of incorporation limit the personal liability of its directors to the fullest extent permitted by the Business Corporation Act.

Sections 55-8-50 through 55-8-58 of the Business Corporation Act permit a corporation to indemnify its directors, officers, employees or agents under either or both a statutory or nonstatutory scheme of indemnification. Under the statutory scheme, a corporation may, with certain exceptions, indemnify a director, officer, employee or agent of the corporation who was, is, or is threatened to be made, a party to any threatened, pending or completed legal action, suit or proceeding, whether civil, criminal, administrative, or investigative because of the fact that such person was or is a director, officer, agent or employee of the corporation, or is or was serving at the request of such corporation as a director, officer, employee or agent of another corporation or enterprise. This indemnity may include the obligation to pay any judgment, settlement, penalty, fine (including an excise tax assessed with respect to an employee benefit plan) or reasonable expenses incurred in connection with a proceeding (including counsel fees), but no such indemnification may be granted unless such director, officer, employee or agent (i) conducted himself in good faith, (ii) reasonably believed (1) that any action taken in his official capacity with the corporation was in the best interests of the corporation or (2) that in all other cases his conduct was not opposed to the corporation’s best interests, and (iii) in the case of any criminal proceeding, had no reasonable cause to believe his conduct was unlawful. Whether a director has met the requisite standard of conduct for the type of indemnification set forth above is determined by the board of directors, a committee of directors, special legal counsel or the shareholders in accordance with Section 55-8-55 of the Business Corporation Act. A corporation may not indemnify a director under the statutory scheme in connection with a proceeding by or in the right of the corporation in which a director was adjudged liable to the corporation or in connection with any other proceeding in which a director was adjudged liable on the basis of having received an improper personal benefit.

In addition to, and notwithstanding the conditions of and limitations on, the indemnification described above under the statutory scheme, Section 55-8-57 of the Business Corporation Act permits a corporation to indemnify, or agree to indemnify, any of its directors, officers, employees or agents against liability and expenses (including counsel fees) in any proceeding (including proceedings brought by or on behalf of the corporation) arising out of their status as such or their activities in such capacities, except for any liabilities or expenses incurred on account of activities that were, at the time taken, known or believed by the person to be clearly in conflict with the best interests of the corporation.

Because Caraustar’s bylaws provide for indemnification to the fullest extent permitted under the Business Corporation Act, Caraustar may indemnify its directors, officers, employees and agents in accordance with either the statutory or nonstatutory standard. Sections 55-8-52 and 55-8-56 of the Business Corporation Act require a corporation, unless its articles of incorporation provide otherwise, to indemnify a director or officer who has been wholly successful, on the merits or otherwise, in the defense of any proceeding to which such director or officer was, or was threatened to be, made a party because he is or was a director or officer of the corporation. Unless prohibited by the articles of incorporation, a director or officer also may make application and obtain court-ordered indemnification if the court determines that such director or officer is fairly and reasonably entitled to such indemnification as provided in Sections 55-8-54 and 55-8-56 of the Business Corporation Act.

Additionally, Section 55-8-57 of the Business Corporation Act authorizes a corporation to purchase and maintain insurance on behalf of an individual who is or was a director, officer, employee or agent of the corporation against certain liabilities incurred by such a person, whether or not the corporation is otherwise authorized by the Business Corporation Act to indemnify that person. Caraustar has purchased and maintains such insurance.

Item 16. Exhibits

Exhibit Number		Description of Document
1.1	*	Form of Underwriting Agreement

4.1		Amended and Restated Articles of Incorporation of Caraustar Industries, Inc. (incorporated by reference to Exhibit 3.01 to Caraustar Industries, Inc.’s Annual Report on Form 10-K for the year ended December 31, 1992)

4.2		Third Amended and Restated By-laws of Caraustar Industries, Inc. (incorporated by reference to Exhibit 3.02 to Caraustar Industries, Inc.’s Annual Report on Form 10-K for the year ended December 31, 2001)

4.3		Specimen Certificate for shares of Common Stock, $0.10 par value, of Caraustar Industries, Inc. (incorporated by reference to Exhibit 4.01 to Caraustar Industries, Inc.’s Registration Statement on Form S-1 (Registration No. 33-50582))

4.4	*	Specimen Preferred Stock Certificate and Form of Certificate of Designation of Preferred Stock

4.5		Amended and Restated Rights Agreement dated as of May 24, 1999 between Caraustar Industries, Inc. and The Bank of New York, as Rights Agent (incorporated by reference to Exhibit 10.1 to the current Report on Form 8-K dated June 1, 1999)

4.6	**	Form of Indenture

4.7	*	Form of Debt Security

Exhibit Number	Description of Document
4.8*	Form of Deposit Agreement

4.9*	Form of Depositary Receipt (included in Exhibit 4.10)

4.10*	Form of Warrant

4.11*	Form of Warrant Agreement

5.1**	Opinion of Robinson, Bradshaw & Hinson, P.A.

12.1**	Statement of Computation of Ratio of Earnings to Fixed Charges

23.1**	Consent of Deloitte & Touche LLP

23.2**	Consent of Ernst & Young LLP

23.3	Consent of Robinson, Bradshaw & Hinson, P.A. (included in Exhibit 5.1)

24.1	Power of Attorney (included in the signature pages hereto)

25.1**	Statement of Eligibility of Trustee under the Indenture

*	To be filed by amendment or as an exhibit to a current report of the registrant on Form 8-K and incorporated herein by reference.
**	Filed herewith.

Item 17. Undertakings

Each undersigned registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made of securities registered hereby, a post-effective amendment to this registration statement:

(i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii) To reflect in the prospectus any facts or events arising after the effective date of this registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii) To include any material information with respect to the plan of distribution not previously disclosed in this registration statement or any material change to such information in this registration statement;

provided, however, that paragraphs (1)(i) and (1)(ii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Securities and Exchange Commission by the registrant pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in this registration statement.

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) That, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in this registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the provisions described under Item 15 above, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant, Caraustar Industries, Inc., certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Austell, Georgia, on January 14, 2005.

CARAUSTAR INDUSTRIES, INC.

By:	/s/ RONALD J. DOMANICO
Ronald J. Domanico Vice President and Chief Financial Officer

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Thomas V. Brown, Michael J. Keough, and Ronald J. Domanico, and each of them, his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including pre- and post-effective amendments) to this Registration Statement and any additional registration statement pursuant to Rule 462(b) under the Securities Act of 1933, and to file the same with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that each of said attorneys-in-fact and agents or their substitute or substitutes may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date
/s/ MICHAEL J. KEOUGH Michael J. Keough	Chief Executive Officer, President and Director (Principal Executive Officer)	January 14, 2005

/s/ RONALD J. DOMANICO Ronald J. Domanico	Chief Financial Officer and Vice President (Principal Financial Officer)	January 14, 2005

/s/ WILLIAM A. NIX, III William A. Nix, III	Vice President, Treasurer and Controller (Principal Accounting Officer)	January 14, 2005

/s/ JAMES E. ROGERS James E. Rogers	Chairman of the Board	January 14, 2005

/s/ L. CELESTE BOTTORFF L. Celeste Bottorff	Director	January 14, 2005

/s/ DANIEL P. CASEY Daniel P. Casey	Director	January 14, 2005

Signature	Title	Date
/s/ ROBERT J. CLANIN Robert J. Clanin	Director	January 14, 2005

/s/ RALPH M. HOLT, JR. Ralph M. Holt, Jr.	Director	January 14, 2005

/s/ THOMAS V. BROWN Thomas V. Brown	Director	January 14, 2005

/s/ DENNIS M. LOVE Dennis M. Love	Director	January 14, 2005

/s/ BOB M. PRILLAMAN Bob M. Prillaman	Director	January 14, 2005

/s/ RUSSELL M. ROBINSON, II Russell M. Robinson, II	Director	January 14, 2005

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant, Austell Holding Company, LLC, certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Austell, Georgia, on January 14, 2005.

AUSTELL HOLDING COMPANY, LLC

By:	CARAUSTAR INDUSTRIES, INC., its sole member

By:	/s/ RONALD J. DOMANICO
Ronald J. Domanico Vice President and Chief Financial Officer

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Thomas V. Brown, Michael J. Keough, and Ronald J. Domanico, and each of them, his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including pre- and post-effective amendments) to this Registration Statement and any additional registration statement pursuant to Rule 462(b) under the Securities Act of 1933, and to file the same with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that each of said attorneys-in-fact and agents or their substitute or substitutes may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date
/s/ MICHAEL J. KEOUGH Michael J. Keough	Chief Executive Officer, President and Director of Caraustar Industries, Inc. (Principal Executive Officer)	January 14, 2005

/s/ RONALD J. DOMANICO Ronald J. Domanico	Vice President and Chief Financial Officer of Caraustar Industries, Inc. (Principal Financial and Accounting Officer)	January 14, 2005

/s/ JAMES E. ROGERS James E. Rogers	Chairman of the Board of Caraustar Industries, Inc.	January 14, 2005

/s/ L. CELESTE BOTTORFF L. Celeste Bottorff	Director of Caraustar Industries, Inc.	January 14, 2005

/s/ DANIEL P. CASEY Daniel P. Casey	Director of Caraustar Industries, Inc.	January 14, 2005

Signature	Title	Date
/s/ ROBERT J. CLANIN Robert J. Clanin	Director of Caraustar Industries, Inc.	January 14, 2005

/s/ RALPH M. HOLT, JR. Ralph M. Holt, Jr.	Director of Caraustar Industries, Inc.	January 14, 2005

/s/ THOMAS V. BROWN Thomas V. Brown	Director of Caraustar Industries, Inc.	January 14, 2005

/s/ DENNIS M. LOVE Dennis M. Love	Director of Caraustar Industries, Inc.	January 14, 2005

/s/ BOB M. PRILLAMAN Bob M. Prillaman	Director of Caraustar Industries, Inc.	January 14, 2005

/s/ RUSSELL M. ROBINSON, II Russell M. Robinson, II	Director of Caraustar Industries, Inc.	January 14, 2005

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant, Camden Paperboard Corporation, certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Austell, Georgia, on January 14, 2005.

CAMDEN PAPERBOARD CORPORATION

By:	/s/ RONALD J. DOMANICO
Ronald J. Domanico Vice President

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Thomas V. Brown, Michael J. Keough, and Ronald J. Domanico, and each of them, his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including pre- and post-effective amendments) to this Registration Statement and any additional registration statement pursuant to Rule 462(b) under the Securities Act of 1933, and to file the same with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that each of said attorneys-in-fact and agents or their substitute or substitutes may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date
/s/ THOMAS C. DAWSON, JR. Thomas C. Dawson, Jr.	President and Director (Principal Executive Officer)	January 14, 2005

/s/ RONALD J. DOMANICO Ronald J. Domanico	Vice President, Treasurer and Director (Principal Financial and Accounting Officer)	January 14, 2005

/s/ THOMAS V. BROWN Thomas V. Brown	Vice President and Director	January 14, 2005

/s/ JOHN R. FOSTER John R. Foster	Director	January 14, 2005

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant, Caraustar, G.P. (a general partnership), certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Austell, Georgia, on January 14, 2005.

CARAUSTAR, G.P. (a general partnership)

By:	CARAUSTAR INDUSTRIES, INC.

By:	/s/ RONALD J. DOMANICO
Ronald J. Domanico Vice President and Chief Financial Officer

By:	CARAUSTAR INDUSTRIAL AND CONSUMER PRODUCTS GROUP, INC.

By:	/s/ RONALD J. DOMANICO
Ronald J. Domanico Vice President

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Thomas V. Brown, Michael J. Keough, and Ronald J. Domanico, and each of them, his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including pre- and post-effective amendments) to this Registration Statement and any additional registration statement pursuant to Rule 462(b) under the Securities Act of 1933, and to file the same with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that each of said attorneys-in-fact and agents or their substitute or substitutes may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date
/s/ MICHAEL J. KEOUGH Michael J. Keough	Chief Executive Officer, President and Director of Caraustar Industries, Inc. (Principal Executive Officer of Caraustar Industries, Inc.)	January 14, 2005

/s/ RONALD J. DOMANICO Ronald J. Domanico	Vice President and Chief Financial Officer of Caraustar Industries, Inc. (Principal Financial Officer of Caraustar Industries, Inc.)	January 14, 2005

/s/ WILLIAM A. NIX, III William A. Nix, III	Vice President, Treasurer and Controller of Caraustar Industries, Inc. (Principal Accounting Officer of Caraustar Industries, Inc.)	January 14, 2005

Signature	Title	Date
/s/ JAMES E. ROGERS James E. Rogers	Chairman of the Board of Caraustar Industries, Inc.	January 14, 2005

/s/ L. CELESTE BOTTORFF L. Celeste Bottorff	Director of Caraustar Industries, Inc.	January 14, 2005

/s/ DANIEL P. CASEY Daniel P. Casey	Director of Caraustar Industries, Inc.	January 14, 2005

/s/ ROBERT J. CLANIN Robert J. Clanin	Director of Caraustar Industries, Inc.	January 14, 2005

/s/ RALPH M. HOLT, JR. Ralph M. Holt, Jr.	Director of Caraustar Industries, Inc.	January 14, 2005

/s/ THOMAS V. BROWN Thomas V. Brown	Director of Caraustar Industries, Inc.	January 14, 2005

/s/ DENNIS M. LOVE Dennis M. Love	Director of Caraustar Industries, Inc.	January 14, 2005

/s/ BOB M. PRILLAMAN Bob M. Prillaman	Director of Caraustar Industries, Inc.	January 14, 2005

/s/ RUSSELL M. ROBINSON, II Russell M. Robinson, II	Director of Caraustar Industries, Inc.	January 14, 2005

/s/ JIMMY A. RUSSELL Jimmy A. Russell	President, Chief Executive Officer and Director (Principal Executive Officer of Caraustar Industrial and Consumer Products Group, Inc.)	January 14, 2005

/s/ RONALD J. DOMANICO Ronald J. Domanico	Vice President (Principal Financial and Accounting Officer of Caraustar Industrial and Consumer Products Group, Inc.)	January 14, 2005

/s/ THOMAS V. BROWN Thomas V. Brown	Chairman of the Board of Caraustar Industrial and Consumer Products Group, Inc.	January 14, 2005

/s/ MICHAEL J. KEOUGH Michael J. Keough	Director of Caraustar Industrial and Consumer Products Group, Inc.	January 14, 2005

/s/ TIMOTHY K. MEADE Timothy K. Meade	Director of Caraustar Industrial and Consumer Products Group, Inc.	January 14, 2005

/s/ ROBERT G. PENDER, JR. Robert G. Pender, Jr.	Vice President and Director of Caraustar Industrial and Consumer Products Group, Inc.	January 14, 2005

/s/ NORMAN F. PFEIFER Norman F. Pfeifer	Vice President and Director of Caraustar Industrial and Consumer Products Group, Inc.	January 14, 2005

/s/ JOHN D. SNYDER, II John D. Snyder, II	Vice President and Director of Caraustar Industrial and Consumer Products Group, Inc.	January 14, 2005

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant, Caraustar Custom Packaging Group, Inc., certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Austell, Georgia, on January 14, 2005.

CARAUSTAR CUSTOM PACKAGING GROUP, INC.

By:	/s/ RONALD J. DOMANICO
Ronald J. Domanico Vice President and Treasurer

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Thomas V. Brown, Michael J. Keough, and Ronald J. Domanico, and each of them, his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including pre- and post-effective amendments) to this Registration Statement and any additional registration statement pursuant to Rule 462(b) under the Securities Act of 1933, and to file the same with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that each of said attorneys-in-fact and agents or their substitute or substitutes may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date
/s/ MICHAEL J. KEOUGH Michael J. Keough	President and Chairman of the Board (Principal Executive Officer)	January 14, 2005

/s/ RONALD J. DOMANICO Ronald J. Domanico	Vice President, Treasurer and Director (Principal Financial and Accounting Officer)	January 14, 2005

/s/ THOMAS V. BROWN Thomas V. Brown	Director	January 14, 2005

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant, Caraustar Custom Packaging Group (Maryland), Inc., certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Austell, Georgia, on January 14, 2005.

CARAUSTAR CUSTOM PACKAGING GROUP (MARYLAND), INC.

By:	/s/ HOWARD S. FELDMAN
Howard S. Feldman President and General Manager

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Thomas V. Brown, Michael J. Keough, and Ronald J. Domanico, and each of them, his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including pre- and post-effective amendments) to this Registration Statement and any additional registration statement pursuant to Rule 462(b) under the Securities Act of 1933, and to file the same with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that each of said attorneys-in-fact and agents or their substitute or substitutes may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date
/s/ HOWARD S. FELDMAN Howard S. Feldman	President, General Manager and Director (Principal Executive Officer)	January 14, 2005

/s/ RONALD J. DOMANICO Ronald J. Domanico	Vice President and Director (Principal Financial and Accounting Officer)	January 14, 2005

/s/ MICHAEL J. KEOUGH Michael J. Keough	Chairman of the Board	January 14, 2005

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant, Caraustar Industrial and Consumer Products Group, Inc., certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Austell, Georgia, on January 14, 2005.

CARAUSTAR INDUSTRIAL AND CONSUMER PRODUCTS GROUP, INC.

By:	/s/ JIMMY A. RUSSELL
Jimmy A. Russell President and Chief Executive Officer

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Thomas V. Brown, Michael J. Keough, and Ronald J. Domanico, and each of them, his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including pre- and post-effective amendments) to this Registration Statement and any additional registration statement pursuant to Rule 462(b) under the Securities Act of 1933, and to file the same with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that each of said attorneys-in-fact and agents or their substitute or substitutes may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date
/s/ JIMMY A. RUSSELL Jimmy A. Russell	President, Chief Executive Officer and Director (Principal Executive Officer)	January 14, 2005

/s/ RONALD J. DOMANICO Ronald J. Domanico	Vice President (Principal Financial and Accounting Officer)	January 14, 2005

/s/ THOMAS V. BROWN Thomas V. Brown	Chairman of the Board	January 14, 2005

/s/ MICHAEL J. KEOUGH Michael J. Keough	Director	January 14, 2005

/s/ TIMOTHY K. MEADE Timothy K. Meade	Director	January 14, 2005

/s/ ROBERT G. PENDER, JR. Robert G. Pender, Jr.	Director	January 14, 2005

/s/ NORMAN F. PFEIFER Norman F. Pfeifer	Director	January 14, 2005

/s/ JOHN D. SNYDER, II John D. Snyder, II	Director	January 14, 2005

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant, Caraustar Mill Group, Inc., certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Austell, Georgia, on January 14, 2005.

CARAUSTAR MILL GROUP, INC.

By:	/s/ THOMAS C. DAWSON, JR.
Thomas C. Dawson, Jr. President

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Thomas V. Brown, Michael J. Keough, and Ronald J. Domanico, and each of them, his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including pre- and post-effective amendments) to this Registration Statement and any additional registration statement pursuant to Rule 462(b) under the Securities Act of 1933, and to file the same with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that each of said attorneys-in-fact and agents or their substitute or substitutes may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date
/s/ THOMAS C. DAWSON, JR. Thomas C. Dawson, Jr.	President (Principal Executive Officer)	January 14, 2005

/s/ RONALD J. DOMANICO Ronald J. Domanico	Vice President, Treasurer and Director (Principal Financial and Accounting Officer)	January 14, 2005

/s/ THOMAS V. BROWN Thomas V. Brown	Chairman of the Board	January 14, 2005

/s/ MICHAEL J. KEOUGH Michael J. Keough	Director	January 14, 2005

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant, Caraustar Recovered Fiber Group, Inc., certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Austell, Georgia, on January 14, 2005.

CARAUSTAR RECOVERED FIBER GROUP, INC.

By:	/s/ GREGORY B. COTTRELL
Gregory B. Cottrell President

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Thomas V. Brown, Michael J. Keough, and Ronald J. Domanico, and each of them, his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including pre- and post-effective amendments) to this Registration Statement and any additional registration statement pursuant to Rule 462(b) under the Securities Act of 1933, and to file the same with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that each of said attorneys-in-fact and agents or their substitute or substitutes may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date
/s/ GREGORY B. COTTRELL Gregory B. Cottrell	President and Chairman of the Board (Principal Executive Officer)	January 14, 2005

/s/ RONALD J. DOMANICO Ronald J. Domanico	Vice President (Principal Financial and Accounting Officer)	January 14, 2005

/s/ THOMAS V. BROWN Thomas V. Brown	Director	January 14, 2005

/s/ MICHAEL J. KEOUGH Michael J. Keough	Director	January 14, 2005

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant, Chicago Paperboard Corporation, certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Austell, Georgia, on January 14, 2005.

CHICAGO PAPERBOARD CORPORATION

By:	/s/ MICHAEL J. MCMAHON
Michael J. McMahon President

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Thomas V. Brown, Michael J. Keough, and Ronald J. Domanico, and each of them, his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including pre- and post-effective amendments) to this Registration Statement and any additional registration statement pursuant to Rule 462(b) under the Securities Act of 1933, and to file the same with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that each of said attorneys-in-fact and agents or their substitute or substitutes may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date
/s/ MICHAEL J. MCMAHON Michael J. McMahon	President and Director (Principal Executive Officer)	January 14, 2005

/s/ RONALD J. DOMANICO Ronald J. Domanico	Vice President and Director (Principal Financial and Accounting Officer)	January 14, 2005

/s/ THOMAS V. BROWN Thomas V. Brown	Vice President and Chairman of the Board	January 14, 2005

/s/ THOMAS C. DAWSON, JR. Thomas C. Dawson, Jr.	Director	January 14, 2005

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant, Federal Transport, Inc., certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Austell, Georgia, on January 14, 2005.

FEDERAL TRANSPORT, INC.

By:	/s/ NORMAN F. PFEIFER
Norman F. Pfeifer President

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Thomas V. Brown, Michael J. Keough, and Ronald J. Domanico, and each of them, his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including pre- and post-effective amendments) to this Registration Statement and any additional registration statement pursuant to Rule 462(b) under the Securities Act of 1933, and to file the same with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that each of said attorneys-in-fact and agents or their substitute or substitutes may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date
/s/ NORMAN F. PFEIFER Norman F. Pfeifer	President and Chairman of the Board (Principal Executive Officer)	January 14, 2005

/s/ RONALD J. DOMANICO Ronald J. Domanico	Vice President (Principal Financial and Accounting Officer)	January 14, 2005

/s/ JIMMY A. RUSSELL Jimmy A. Russell	Director	January 14, 2005

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant, Gypsum MGC, Inc., certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Austell, Georgia, on January 14, 2005.

GYPSUM MGC, INC.

By:	/s/ THOMAS V. BROWN
Thomas V. Brown President

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Thomas V. Brown, Michael J. Keough, and Ronald J. Domanico, and each of them, his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including pre- and post-effective amendments) to this Registration Statement and any additional registration statement pursuant to Rule 462(b) under the Securities Act of 1933, and to file the same with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that each of said attorneys-in-fact and agents or their substitute or substitutes may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date
/s/ THOMAS V. BROWN Thomas V. Brown	President and Chairman of the Board (Principal Executive Officer)	January 14, 2005

/s/ RONALD J. DOMANICO Ronald J. Domanico	Vice President and Treasurer (Principal Financial and Accounting Officer)	January 14, 2005

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant, Halifax Paper Board Company, Inc., certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Austell, Georgia, on January 14, 2005.

HALIFAX PAPER BOARD COMPANY, INC.

By:	/s/ THOMAS C. DAWSON, JR.
Thomas C. Dawson, Jr. President

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Thomas V. Brown, Michael J. Keough, and Ronald J. Domanico, and each of them, his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including pre- and post-effective amendments) to this Registration Statement and any additional registration statement pursuant to Rule 462(b) under the Securities Act of 1933, and to file the same with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that each of said attorneys-in-fact and agents or their substitute or substitutes may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date
/s/ THOMAS C. DAWSON, JR. Thomas C. Dawson, Jr.	President and Chairman of the Board (Principal Executive Officer)	January 14, 2005

/s/ RONALD J. DOMANICO Ronald J. Domanico	Vice President (Principal Financial and Accounting Officer)	January 14, 2005

/s/ THOMAS V. BROWN Thomas V. Brown	Director	January 14, 2005

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant, McQueeney Gypsum Company, certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Austell, Georgia, on January 14, 2005.

MCQUEENEY GYPSUM COMPANY

By:	/s/ THOMAS V. BROWN
Thomas V. Brown President

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Thomas V. Brown, Michael J. Keough, and Ronald J. Domanico, and each of them, his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including pre- and post-effective amendments) to this Registration Statement and any additional registration statement pursuant to Rule 462(b) under the Securities Act of 1933, and to file the same with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that each of said attorneys-in-fact and agents or their substitute or substitutes may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date
/s/ THOMAS V. BROWN Thomas V. Brown	President and Chairman of the Board (Principal Executive Officer)	January 14, 2005

/s/ RONALD J. DOMANICO Ronald J. Domanico	Vice President and Treasurer (Principal Financial and Accounting Officer)	January 14, 2005

/s/ MICHAEL J. KEOUGH Michael J. Keough	Director	January 14, 2005

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant, McQueeny Gypsum Company, LLC, certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Austell, Georgia, on January 14, 2005.

MCQUEENY GYPSUM COMPANY, LLC

By:	MCQUEENEY GYPSUM COMPANY, its sole member

By:	/s/ THOMAS V. BROWN
Thomas V. Brown President

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Thomas V. Brown, Michael J. Keough, and Ronald J. Domanico, and each of them, his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including pre- and post-effective amendments) to this Registration Statement and any additional registration statement pursuant to Rule 462(b) under the Securities Act of 1933, and to file the same with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that each of said attorneys-in-fact and agents or their substitute or substitutes may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date
/s/ THOMAS V. BROWN Thomas V. Brown	President and Chairman of the Board of McQueeney Gypsum Company (Principal Executive Officer)	January 14, 2005

/s/ RONALD J. DOMANICO Ronald J. Domanico	Vice President and Treasurer of McQueeney Gypsum Company (Principal Financial and Accounting Officer)	January 14, 2005

/s/ MICHAEL J. KEOUGH Michael J. Keough	Director of McQueeney Gypsum Company	January 14, 2005

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant, Paragon Plastics Inc., certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Austell, Georgia, on January 14, 2005.

PARAGON PLASTICS, INC.

By:	/s/ RONALD J. DOMANICO
Ronald J. Domanico Vice President

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Thomas V. Brown, Michael J. Keough, and Ronald J. Domanico, and each of them, his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including pre- and post-effective amendments) to this Registration Statement and any additional registration statement pursuant to Rule 462(b) under the Securities Act of 1933, and to file the same with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that each of said attorneys-in-fact and agents or their substitute or substitutes may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date
/s/ J. RANDY KELLEY J. Randy Kelley	President (Principal Executive Officer)	January 14, 2005

/s/ RONALD J. DOMANICO Ronald J. Domanico	Vice President, Secretary, Treasurer and Director (Principal Financial and Accounting Officer)	January 14, 2005

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant, PBL Inc., certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Austell, Georgia, on January 14, 2005.

PBL INC.

By:	/s/ THOMAS C. DAWSON, JR.
Thomas C. Dawson, Jr. President

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Thomas V. Brown, Michael J. Keough, and Ronald J. Domanico, and each of them, his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including pre- and post-effective amendments) to this Registration Statement and any additional registration statement pursuant to Rule 462(b) under the Securities Act of 1933, and to file the same with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that each of said attorneys-in-fact and agents or their substitute or substitutes may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date
/s/ THOMAS C. DAWSON, JR. Thomas C. Dawson, Jr.	President (Principal Executive Officer)	January 14, 2005

/s/ RONALD J. DOMANICO Ronald J. Domanico	Vice President, Treasurer and Director (Principal Financial and Accounting Officer)	January 14, 2005

/s/ THOMAS V. BROWN Thomas V. Brown	Chairman of the Board	January 14, 2005

/s/ MICHAEL J. KEOUGH Michael J. Keough	Director	January 14, 2005

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant, RECCMG, LLC, certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Austell, Georgia, on January 14, 2005.

RECCMG, LLC

By:	CARAUSTAR MILL GROUP, INC., its sole member

By:	/s/ RONALD J. DOMANICO
Ronald J. Domanico Vice President and Treasurer

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Thomas V. Brown, Michael J. Keough, and Ronald J. Domanico, and each of them, his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including pre- and post-effective amendments) to this Registration Statement and any additional registration statement pursuant to Rule 462(b) under the Securities Act of 1933, and to file the same with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that each of said attorneys-in-fact and agents or their substitute or substitutes may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date
/s/ THOMAS C. DAWSON, JR. Thomas C. Dawson, Jr.	President (Principal Executive Officer)	January 14, 2005

/s/ RONALD J. DOMANICO Ronald J. Domanico	Vice President, Treasurer and Director of Caraustar Mill Group, Inc. (Principal Financial and Accounting Officer)	January 14, 2005

/s/ THOMAS V. BROWN Thomas V. Brown	Chairman of the Board of Caraustar Mill Group, Inc.	January 14, 2005

/s/ MICHAEL J. KEOUGH Michael J. Keough	Director of Caraustar Mill Group, Inc.	January 14, 2005

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant, Sprague Paperboard, Inc., certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Austell, Georgia, on January 14, 2005.

SPRAGUE PAPERBOARD, INC.

By:	/s/ DAVID J. BRIERE
David J. Briere President

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Thomas V. Brown, Michael J. Keough, and Ronald J. Domanico, and each of them, his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including pre- and post-effective amendments) to this Registration Statement and any additional registration statement pursuant to Rule 462(b) under the Securities Act of 1933, and to file the same with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that each of said attorneys-in-fact and agents or their substitute or substitutes may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date
/s/ DAVID J. BRIERE David J. Briere	President (Principal Executive Officer)	January 14, 2005

/s/ RONALD J. DOMANICO Ronald J. Domanico	Vice President, Treasurer and Director (Principal Financial and Accounting Officer)	January 14, 2005

/s/ THOMAS V. BROWN Thomas V. Brown	Chairman of the Board	January 14, 2005

/s/ MICHAEL J. KEOUGH Michael J. Keough	Vice President and Director	January 14, 2005